SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2002

GULFTEX ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-32367	75-2882140
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

3018 Bradshaw Club Dr.

Woodstock, Georgia 30188

(Address of principal executive offices) (Zip Code)

(678) 494-5273

(Registrant's telephone number, including area code)

Item 1. Changes in Control

On August 23, 2002, the Registrant entered into an Agreement with D and D Management, Inc. ("D and D") and Granite Services, Inc. ("Granite"), under which the Registrant agreed to issue such entities 42,563,201 and 22,918,646 shares of common stock, respectively, for $10. Prior to the issuance of the shares to D and D and Granite, the Registrant had outstanding 28,063,649 shares of common stock. As a result of the Agreement with D and D and Granite, there are 93,545,496 shares of common stock outstanding, of which D and D and Granite own 45.5% and 24.5%, respectively.

Under the Agreement, the Registrant agreed that it would not effect a reverse split below 2,000,000 shares after taking into consideration shares issued pursuant to the Agreement and shares that current management anticipates issuing to settle existing liabilities of the Registrant. In addition, the Registrant procured the release or satisfaction of three promissory notes as part of the transaction. The three notes were a note dated October 28, 1999 in the original principal amount of $10,000, a note dated June 5, 2000 in the original principal amount of $30,000, and a note dated April 18, 2002 in the original principal amount of $24,335.30. The three notes and accrued interest thereon represented substantially all of the liabilities of the Registrant according to its Form 10-QSB for the period ended January 31, 2002. In addition, the Registrant represented that the total other liabilities of the Registrant were an account payable of $2,638.30.

The Agreement was executed in connection with the settlement of D and D and Granite's claims against the four directors of the Registrant (see Item 6 herein). Under a separate settlement agreement, D and D and Granite agreed to release and discharge any claims against the four directors in consideration for the assignment to D and D and Granite of any claim or cause of action that the four directors have against Grant Thornton, LLP.

DandD and Granite are currently plaintiffs in an action against the Registrant, and other persons, styled D and D Management, Inc. and Granite Services, Inc. v. Gulftex Energy Corporation, et al., Case No. 1:02-CV0320, pending the United States District Court for the Northern District of Georgia, Atlanta Division (the "Gulftex Action"). In the Gulftex Action, D and D and Granite seek to recover $445,000 that was paid to Registrant and entities retained by Registrant. In the course of discovery in the Gulftex Action, DandD and Granite have discovered that the Registrant does not own the assets that it reported owning in its Form 10-KSB for the year ended July 31, 2001, and that it has substantial liabilities to unpaid vendors in addition to the liabilities disclosed in its Form 10-QSB's for the periods ended October 31, 2001 and January 31, 2002. Current management anticipates filing amended documents with the Securities and Exchange Commission ("SEC") in the near future that contain accurate financial information. Pending such filings, investors should not rely upon the any information contained in any prior filing with the SEC or any press release issued by the Registrant.

Finally, the SEC has opened an investigation into the past disclosures made by the Registrant in its SEC filings and press releases. Since current management took over the Registrant, the Registrant is cooperating fully in the SEC's investigation.

Item 2. Acquisition or Disposition of Assets.

Not Applicable.

Note 3. Bankruptcy or Receivership.

Not Applicable.

Note 4. Changes in Registrant's Certifying Accountant.

Not Applicable.

Note 5. Other Events.

Not Applicable.

Note 6. Resignations of Registrant's Directors.

On September 6, 2002, Tarja Mees, Larry Ballard, Romie Krickbaum, and Lewis Prowse, II resigned as directors of the Registrant. Simultaneously, Howard B. DeDominicis was appointed sole officer and director of the Registrant. The resignations and appointment of Mr. DeDominicis were effectuated pursuant to the change of control and settlement described in Item 1 herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired: None.

(b) Pro Forma Financial Information: None.

(c) Exhibits: None.

Item 8. Change in Fiscal Year.

Not Applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULTEX ENERGY CORPORATION
Date: October 14, 2002	/s/ Howard B. DeDominicis
By: Howard B. DeDominicis, Chief Executive Officer